UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2010

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01 Entry in a Material Definitive Agreement

On November 29, 2010, Bioanalytical Systems, Inc. (the "Company") and Regions Bank (“Regions”) executed a Fourth Amendment (“Amendment”) to its loan agreement with Regions.  Regions agreed to accept a $500,000 principal payment on a note with $1.1 million of principal maturing on December 18, 2010 and a $500,000 principal payment on another note with $1.3 million of principal maturing on February 11, 2011.  The principal payments are to be made on or before December 18, 2010 and February 11, 2011, respectively.  The unpaid principal on the notes will be incorporated into a replacement note maturing in November, 2012.  The replacement note will bear interest at LIBOR plus 300 basis points (minimum of 4.5%) with monthly principal amortization.  Regions also agreed to amend the loan covenants on all of the Company’s debt with Regions.  The Amendment revises the Fixed Charge Coverage and Debt-to-Equity covenants and removes limitations on the Company’s purchase of fixed assets, so long as the Company complies with the revised Fixed Charge Coverage and Debt-to-Equity ratio requirements.

The foregoing discussion of the Amendment is entirely qualified by reference to the text of the Amendment, which is attached as Exhibit 10.1, and incorporated herein by this reference.

Item 9.01.	Exhibits.

(d)	Exhibits

10.1	Fourth Amendment to Loan Agreement between Bioanalytical Systems, Inc. and Regions Bank, executed November 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOANALYTICAL SYSTEMS, INC.

Date: December 2, 2010	By:	/s/ Michael R. Cox
Michael R. Cox
VP-Finance and Administration

Exhibit Index

Exhibit No.	Description
10.1	Fourth Amendment to Loan Agreement between Bioanalytical Systems, Inc. and Regions Bank, executed November 29, 2010.